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                                  EXHIBIT 23.2

                          [LOGO: BK ASSOCIATES, INC.]

                            1295 Northern Boulevard
                           Manhasset, New York 11030
                      (516) 365-6272 - Fax (516) 365-6287

                                        February 22, 2001

Morgan Stanley Aircraft Finance
c/o Wilmington Trust Company
1100 North Market Street
Rodney Square North
Wilmington, DE 19890
USA

                                    CONSENT

Dear Sirs,

We refer to our report addressed to Morgan Stanley Aircraft Finance dated
30 September 2000 containing our appraisal of a portfolio of 61 aircraft and one engine (the "Appraisal") and to the filing of a Report on Form 10-K with the Securities and Exchange Commission. We hereby consent to the references to our firm in the Form 10-K and to the inclusion in the Form 10-K of the Appraisal Values.

                                        Sincerely,

                                        BK ASSOCIATES, INC.


                                        /s/ R. L. BRITTON


                                        R. L. Britton
                                        Vice President
                                        ISTAT Senior Certified Appraiser

RLB/kf